EXHIBIT 99.1

[LOGO]

                                                                   NEWS RELEASE

FOR IMMEDIATE RELEASE                   CONTACTS:  Bob Lougee       508-870-6771
September 25, 2000                                 Erika von Hacht  972-830-2706
                                                   Krista Grossman  201-969-4959

             Arch Communications Group Changes Name to Arch Wireless Underscoring Leadership Position in Wireless Data Marketplace

     Company Stakes Claim as a Leading Enabler of Two-Way Internet-Messaging

Identity Program Includes New Name, Logo, Brand Tagline and Stock Ticker Symbol


Westborough, MA (September 25, 2000) - Arch Communications Group, Inc. today announced the company's name change to Arch Wireless, Inc. (Nasdaq: ARCH) as part of a company-wide repositioning strategy. The repositioning underscores Arch's transformation from a traditional paging and messaging carrier to a leading provider of two-way wireless Internet messaging and wireless information products and services throughout the United States. The company also has adopted a new corporate logo and new tagline, "Net@Hand."

In addition, effective today, Arch's Nasdaq common stock ticker symbol "APGR" will change to "ARCH" and its Nasdaq warrants ticker symbol "APGRW" will change to "ARCHW."

The name change and new corporate identification program reflect Arch's refocused business strategy aimed at today's rapidly emerging market for interactive wireless messaging and wireless mobile data. This strategy also addresses the increasing demand for wireless e-mail and wireless instant messaging. Arch already plays a major role in providing these and other wireless data and mobile messaging capabilities to companies and consumers nationwide. Through strategic alliances and the utilization of Arch's ReFLEX(TM) network, the wireless Internet is quickly becoming a reality.


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"As our business strategy continues to shift toward emerging opportunities in two-way Internet messaging and wireless data, we believe it is essential that our customers and potential customers recognize, understand and appreciate the scope of the changes we are undertaking," said C. Edward Baker, Jr., chairman and chief executive officer. "It is also important that they recognize the value of the productivity enhancements and personal benefits that our new two-way wireless products and services can provide. We believe the name Arch Wireless, coupled with our new corporate logo and visual identity, will help create public recognition of this newly evolving segment of the wireless industry and underscore Arch's leadership role as an enabler of the wireless information age."

"We have made significant progress in recent months in pursuit of our strategic goals," Baker added. "We believe our new name and repositioning initiative - signifying both the promise of the expanding wireless Internet and the reliability and affordability of Arch's wireless data messaging services -- will create a bridge to new and better ways of communicating Arch's mission."

Over the past year Arch has continued to enhance its presence in the wireless Internet marketplace by forming strategic alliances with numerous companies that have both broadened its services and created access to a host of new customers. Relationships with such Internet service providers as America Online, Inc. (NYSE: AOL), OracleMobile, a subsidiary of Oracle Corp. (Nasdaq: ORCL), and GoAmerica, Inc. (Nasdaq: GOAM) are allowing Arch to leverage the substantial advantages -- including ubiquity and reliability -- of its ReFLEX network.

In July, Arch introduced the Arch Webster(TM) 100 Service, the first two-way Internet-messaging (or I-Messaging) service in a new line of Arch Webster interactive services. The Arch Webster 100 Service is designed around a wireless e-mail application using Motorola's T900 handheld device. "Results to date have been very encouraging," Baker said. "With more than 5 million Americans projected to purchase wireless messaging and wireless e-mail devices over the next 24 months, the new Arch Wireless is well positioned to participate in that growth."

Baker added that Arch's new corporate identity and business focus is expected to help leverage the company's ReFLEX technology in the enterprise marketplace. "Managing a diverse and dispersed workforce and workplace is essential to surviving in today's wireless environment," he said. "The new Arch Wireless

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plans to develop numerous customized two-way wireless messaging solutions for a variety of businesses that will help them better manage the increasing requirements for employees to communicate and access data while on the go.

"We believe our repositioning and branding strategy places Arch Wireless squarely in the vanguard of bringing the wireless Web to our customers," Baker said. "Arch's repositioning articulates more clearly than ever our commitment to being at the forefront of connecting people with the technology and tools that are vital to their success."

Arch's new corporate tagline, Net@Hand, was chosen because it conveys the company's ability to offer its customers the convenience of Internet functionality through portable handheld devices anywhere, anytime across the United States. The new Arch logo and tagline were developed by FutureBrand, a New York corporate identity firm and part of the InterPublic Group. Arch intends to launch its new corporate and brand identity campaign this week. The campaign is expected to include a series of marketing initiatives to create a broader brand awareness of Arch Wireless and its growing capabilities.

In addition to the new corporate name of Arch Wireless, Inc., Arch has changed the name of two of its subsidiaries. Arch Communications, Inc., a wholly owned subsidiary of Arch Wireless and the issuer of 9.5% Senior Notes due 2004, 12.75% Senior Notes due 2007, 13.75% Senior Notes due 2008 and 14% Senior Notes due 2004, was renamed Arch Wireless Communications, Inc. The trading symbols of these Senior Notes will not change. Arch Paging, Inc., a wholly owned subsidiary of Arch Communications, Inc., was renamed Arch Wireless Holdings, Inc.

Also, effective today, the Nasdaq ticker symbol for Arch Participation Warrants will change from "APGRW" to "ARCHW."

ABOUT ARCH WIRELESS

Arch Wireless, Inc. (formerly Arch Communications Group, Inc.), of Westborough, MA, is a leading two-way wireless Internet messaging and wireless information company. It provides local, regional and nationwide wireless messaging and information services to customers in all 50 states, the District of Columbia and

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in the Caribbean. Arch operates approximately 300 offices and company-owned stores across the country. Arch's pending merger with Paging Network, Inc. will create one of the leading wireless Internet messaging and wireless information companies in North America. Additional information on Arch is available on the Internet at www.arch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:
Statements contained herein which are not historical fact, such as statements regarding the anticipated benefits of Arch's repositioning strategy, including, without limitation, its new corporate name, logo and tagline, anticipated market demand for wireless email and the Arch Webster 100 service, future availability of additional two-way messaging products and applications for the Arch Webster-branded services, anticipated benefits of Arch's recently formed strategic alliances, the launch of future branding and marketing campaigns, the projected market for wireless messaging and email, and the anticipated completion of the PageNet merger, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch's actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks associated with the consummation of the PageNet merger, other merger and integration challenges, future capital needs, unforeseen delays or difficulties in launching Arch's additional two-way messaging products and services, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, dependence upon third-party application providers, as well as other risks described from time to time in Arch's periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.

Trademarks: Oracle is a registered trademark and OracleMobile is a trademark or registered trademark of Oracle Corporation. Other names may be trademarks of their respective owners.


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